                                                                    EXHIBIT 10.6

                    STOCK PURCHASE AND SEVERANCE AGREEMENT

     This STOCK PURCHASE AGREEMENT (the "Agreement") is entered into as of October 4, 1995 by and between RSC Rental Service Corporation, a Delaware corporation (herein called "AAC" or the "Company"), and Douglas A. Waugaman ("Waugaman").

     A. AAC desires to issue and sell to Waugaman and Waugaman desires to purchase from AAC, certain shares of AAC's authorized but unissued Common Stock, $0.01 par value (the "AAC Common Stock"), upon the terms and conditions specified herein.

     B. The parties hereto desire to impose upon themselves certain restrictions with respect to the transfer of the shares of AAC Common Stock acquired hereunder ( the "Shares") and to provide for certain other matters as more fully set forth herein.

     C. AAC desires to have, and Waugaman is also willing to grant to AAC, the right and option to repurchase certain of the shares he purchases hereunder upon the terms and conditions contained herein and on Annex A hereto, including the vesting provisions contained herein and an Annex A hereto.

     NOW, THEREFORE, in consideration of the premises and of the covenants and conditions herein contained, the parties hereto agree as follows:

     1. Purchase and Sale of Securities.
        -------------------------------

     (a) Purchase and Sale.  AAC hereby agrees to issue and sell to Waugaman,
         -----------------
and Waugaman hereby agrees to purchase from AAC such number of shares of AAC Common Stock and in exchange for such consideration, as is set forth on Schedule I hereto. The purchase price is $0.01 for each Share, payable in cash on the Closing Date. All of the Shares to be purchased hereunder by Waugaman are subject to vesting as set forth in Section 2

     (b) The Closing.  The consummation of the purchase and sale of the Shares
         -----------
hereunder (the "Closing") shall take place on the earliest possible date on which the closing conditions set forth herein have been satisfied or waived (the "Closing Date"). At the Closing, Waugaman shall deliver to AAC payment of the specified consideration for the Shares being purchased, and AAC shall deposit certificates evidencing the Shares registered in the name of Waugaman with the Escrow Agent as set forth in Section 4.

     (c) Taxes.  The parties intend that the difference between the fair market
         -----
value for the Shares and the purchase price for such shares shall be deemed compensation to Waugaman paid as of the Closing Date and that, subject to any withholding required by the Company, Waugaman shall be responsible for any taxes payable in connection therewith.

     2.  Vesting of Shares.  One-half of the Shares are hereinafter referred to
         -----------------
as Eligible Time Accelerated Stock ("ETA Stock") and the remaining one-half of the of the Shares are hereinafter referred to as Employment Stock ("Employment Stock"). All the ETA Stock and Employment Stock is subject to vesting as set forth below. Shares are eligible for accelerated vesting as described in Sections 2(b) and 2(c).

     (a)  Employment Stock. Fifty percent (50%) of the Employment Stock shall
          ----------------
vest on December 31 of each of 1996 and 1997. In addition, upon a Trigger Date (as defined in Section 2(c), below) a pro rata portion of all unvested Shares of Employment Stock which would have vested, pursuant to this Section 2(a), by December 31 of the fiscal year in which the Trigger Date occurs (such pro rata portion being measured by multiplying (x) the number of shares of Employment Stock that would have become vested for such year by (y) a fraction, the numerator of which is the number of days in the fiscal year up to the Trigger Date and the denominator of which is 365) shall become vested at the end of such fiscal year, with the remaining unvested Employment Stock becoming immediately subject to the Company's Purchase Option.

     (b) ETA Stock.  Fifty percent (50%) of the ETA Stock shall vest on December
         ---------
31 of each of 1999 and 2000; provided, however, that the vesting of such ETA Stock may be accelerated by application of the vesting provisions and performance criteria ("Performance Targets") set forth in Annex A, attached hereto and incorporated herein by reference, for each of the periods hereinafter described. Subject to the application of the Performance Targets for fiscal 1996, the shares of ETA Stock due to vest as of December 31, 1999, shall be accelerated to vest as of December 31, 1996. Subject to the application of the Performance Targets for fiscal 1997, the shares of ETA Stock due to vest as of December 31, 2000, shall be accelerated to vest as of December 31, 1997. Annex A also includes more detailed vesting provisions applicable to the ETA Stock, including "Catch Up Vesting" provisions.

     (c)  Termination Vesting.  If, for any reason other than as set forth
          -------------------
Section 2(d) below, Waugaman is not performing substantially the function of a Chief Financial Officer of AAC, either as an executive officer of AAC or through other arrangements (an "Acme CFO Position") (the date on which such event occurs being hereinafter referred to as the "Trigger Date"), all unvested Shares as of the Trigger Date (after giving effect to accelerated vesting pursuant to this Section and to Section 2(b)) shall immediately become subject to the Company's Purchase Option set forth in Section 3 below. At the end of the fiscal year in which the Trigger Date occurs, it shall be determined whether any ETA Stock would have become vested for such year based on the Performance Criteria in Annex A. If so, a pro rata portion of the applicable ETA Stock that would have become vested at the end of the fiscal year in which the Trigger Date occurs (such pro rata portion being measured by multiplying (x) the number of shares of ETA Stock that would have become vested for such year by (y) a fraction, the numerator of which is the number of days in the fiscal year up to the Trigger Date and the denominator of which is 365) shall become vested at the end of such fiscal year, with the remaining unvested ETA Stock becoming immediately subject to the Company's Purchase Option. Notwithstanding the foregoing, in the event Waugaman is terminated for "cause" (as defined in Section 13(c)), all unvested

Shares shall not be eligible for any accelerated vesting and shall become immediately subject to the Company's Purchase Option.

     (d) "Change of Control" Vesting.  Anything in this Agreement to the
         ---------------------------
contrary notwithstanding, if there is a Change in Control (as defined in Section
5) of the Company, (i) one-half of the unvested amount of Employment Stock and ETA Stock shall become vested immediately upon the consummation of the event constituting such Change in Control, and (ii) the proceeds of such consolidation, merger or sale attributable to the remaining one-half of the unvested Employment Stock and ETA Stock shall be deposited with the Escrow Agent (as defined in Section 4)(the "Escrowed Change in Control Proceeds") and will be distributed to Waugaman on the first anniversary of the consummation of such event, if, and only if, either of the following has occurred: (i) on or prior to such anniversary date Waugaman has not refused to accept a contract offered to him to act as chief financial officer of the successor entity at a reasonable and customary salary in line with historical practices; or (ii) on such anniversary date Waugaman holds an Acme CFO Position. Any Escrowed Change in Control Proceeds not so distributed to Waugaman shall be paid to the other shareholders or former shareholders of AAC in accordance with their interests.

     3.  Company Purchase Option.
         -----------------------

     (a) The Company shall have the unconditional right and option to purchase (the "Purchase Option") for cash in the amount of $.01 per share any or all of the Shares that become subject to such option as provided in Section 2(c) above.

     (b) In any case (other than in the event of a Change in Control) where Shares are subject to the Company's Purchase Option, the Purchase Option, if exercised, must be exercised, within ninety (90) days after the date on which the Purchase Option becomes effective with respect to such Shares. Any Shares which become subject to the Purchase Option as provided herein but with respect to which the Purchase Option is not exercised in accordance with the terms hereof shall become fully vested upon expiration of the ninety (90) day period during which the Purchase Option with respect thereto is effective, and no such Shares shall at any time thereafter be subject to the Purchase Option.

     (c) The Purchase Option shall be exercised by written notice signed by an officer of the Company and delivered or mailed to Waugaman as provided in this Agreement and to the Escrow Agent as provided in paragraph 1 of the Joint Escrow Instructions (as defined in Section 4 hereof). Amounts due to Waugaman from the Company as a result of exercise of the Purchase Option shall be payable in cash.

     4.  Escrow of Vesting Stock.  As security for the faithful performance of
         -----------------------
the terms of this Agreement and to ensure the availability for delivery of the unvested Shares in case of an exercise of the Purchase Option, Waugaman shall deliver to and deposit with the escrow agent (the "Escrow Agent") named in the joint escrow instructions attached hereto as Annex B (the "Joint Escrow Instructions"), five of each form of stock assignment duly endorsed (with date and number of shares blank) in the form attached hereto as Annex C, together with the certificate or certificates evidencing the Shares. Such documents are to be held by the Escrow Agent and delivered by the Escrow Agent pursuant to the Joint Escrow Instructions, which instructions shall be executed by the Company and Waugaman and delivered to the Escrow Agent concurrently with the execution of this Agreement. As promptly as practicable after each vesting date in this Agreement (but, with respect to ETA Stock, only after the Company is able to determine whether or not the applicable Performance Criteria have been met), the Company shall notify Waugaman and the Escrow Agent in writing of the vesting of Shares, and the Escrow Agent shall, within thirty (30) days after receipt of such notice, deliver to Waugaman certificates representing that number of shares of Common Stock that such notice states have become vested (less such shares, the certificates for which have been previously delivered). From time to time, upon written request of the Company, the Escrow Agent shall deliver to the Company certificates representing that number of Shares which the Company shall have purchased upon exercise of the Purchase Option, unless Waugaman objects in the manner provided in the Joint Escrow Instructions. In the case of any conflict or inconsistency between this Section 4 and the Joint Escrow Instructions, the Joint Escrow Instructions shall control.

     5.  Change of Control.  A "Change in Control" shall be deemed to have
         -----------------
occurred if (i) any "person" as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent or more of the combined direct or indirect voting power of the Company's then outstanding equity securities (other than a "person" who is such an owner as of the date of this Agreement); (ii) the "persons" (as defined above) who are currently the "beneficial owners" (as defined above) of one hundred percent of the voting power of the Company's equity securities cease to own at least fifty percent of the combined direct or indirect voting power of the Company's then outstanding equity securities; (iii) any "person" (as defined above) acquires all or substantially all of the Company's assets; or (iv) any "person" (as defined above) acquires the power, through ownership of the Company's securities or otherwise, to elect a majority of the Company's board of directors (other than a "person" who has such power as of the date of this Agreement).

     6.  Change in Capitalization.  If from time to time during the term of this
         ------------------------
Agreement there is any dividend of cash or property or rights to acquire same, any stock dividend or liquidating dividend of cash and/or property, stock split or other change in the character or amount of any of the outstanding securities of AAC, then in such event any and all new, substituted or additional securities or other property to which Waugaman may become entitled by reason of his ownership of the Shares shall immediately become subject to this Agreement and shall assume the same status with respect to vesting as the Shares upon which such dividend was paid or in substitution for which such additional securities or property were distributed. Any cash or cash equivalents received pursuant to this Section 6 shall be invested in conservative, short-term interest bearing securities, and interest earned thereon shall likewise assume the same status as to vesting. While the total option price for all Shares subject to the Purchase Option shall remain the same after each such event, the option price per Share shall be proportionately or otherwise appropriately adjusted as determined in good faith by the applicable Board of Directors.

     7.  Waugaman's Representations.  Waugaman hereby represents and warrants to
         --------------------------
AAC as follows:

     (a) Authorization.  He has full power and authority to execute, deliver and
         -------------
perform his obligations under this Agreement. The execution and delivery of this Agreement has been duly and validly authorized, and all necessary action has been taken, to make this Agreement his valid and binding obligation, enforceable in accordance with its terms, except that the enforcement thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

     (b) Receipt of Information.  He has received and reviewed this Agreement
         ----------------------
and all exhibits and schedules hereto; and he has received all such information as he deems necessary and appropriate to enable him to evaluate the financial risk inherent in making an investment in the Shares and has received satisfactory and complete information concerning the business and financial condition of AAC in response to all inquiries in respect thereof.

     (c) Investment Representations; Securities Laws.
         -------------------------------------------

               (i) He is acquiring the Shares purchased hereunder with his own funds or property for investment, for his own account, and not as a nominee or agent for any other person, firm or corporation, and not with a view to the sale or distribution of all or any part thereof, and he has no present intention of selling, granting participation in, or otherwise distributing any of the Shares. He does not have any contract, undertaking, agreement or arrangement with any person, firm or corporation to sell, transfer or grant participations to such person, firm or corporation, with respect to any of the Shares.

               (ii) He understands that except as otherwise provided in the Stock Purchase Agreement referred to in Section 11(a) below, the Shares will not be registered under the Securities Act of 1933, as amended (the "Act"), in part based upon an exemption from the registration predicated on the accuracy and completeness of his representations and warranties appearing herein. He understands and acknowledges that, as a result, he will not be permitted to sell, transfer or assign any of the Shares until they are registered or an exemption from the registration and prospectus delivery requirements of the Act is available. He acknowledges that there is no assurance that such an exemption from registration will ever be available or that the Shares will ever be able to be sold.

               (iii) He agrees that in no event will he make a disposition of any Shares or any interest therein, unless such Shares are registered under the Act or unless and until (A) he shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (B) he shall have furnished the Company with an opinion of counsel reasonably satisfactory in form and content to the Company to the effect that (x) such disposition will not require registration of such Shares under the Act or compliance with applicable state securities laws, or (y) that appropriate action necessary for compliance with the Act and applicable state securities laws has been taken, or (C) the Company shall have waived, expressly and in writing, its rights under clauses (A) and (B) of this subsection.

               (iv) He does not require the assistance of an investment advisor or other purchaser representative to participate in the transactions contemplated by this Agreement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Company, has the ability to bear the economic risks of its investment for an indefinite period of time and has been furnished with and has had access to such information as would be made available in the form of a registration statement under the Act together with such additional information as is necessary to verify the accuracy of the information supplied and to have all questions answered by the Company.

     8.  Representations and AAC.  AAC hereby represents and warrants to
         -----------------------
Waugaman as follows:

     (a) Organization, Authority, etc.  It is a corporation duly organized,
         ----------------------------
validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into this Agreement, to issue the Shares to be issued by it and to perform its obligations hereunder.

     (b) Corporate Acts and Proceedings.  The execution and delivery of this
         ------------------------------
Agreement has been duly and validly authorized, and all necessary corporate action has been taken to make this Agreement its valid and binding obligation, enforceable in accordance with its terms, except that the enforcement thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

     (c) Valid Issuance.  When issued and paid for as provided for herein, the
         --------------
Shares issued by it will be duly and validly issued, fully paid and non-assessable.

     9.  Conditions of Parties' Obligations.
         ----------------------------------

     The obligation of AAC to issue and sell, and of Waugaman to purchase and pay for, the Shares which Waugaman has agreed to purchase hereunder is subject to the fulfillment prior to or concurrently with the Closing of the following conditions:

     (a) Representations and Warranties True.  The representations and
         -----------------------------------
warranties of each of the other parties to this Agreement shall be true and correct on and as of the Closing Date.

     (b) Governmental Consents.  All permits, consents, approvals, orders and
         ---------------------
authorizations, if any, which AAC is required to obtain from, and all registrations, qualifications, designations, declarations and filings which the Company is required to make with, any state or Federal governmental authority of the United States in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby, except for the filing of any notice pursuant to Regulation D under the Act and any filings which may be required under the Blue Sky laws of any applicable states, shall have been duly obtained or made and shall be effective on and as of the Closing.

     (c) Supporting Documents.  Waugaman shall have received copies of such
         --------------------
supporting documents as he may reasonably request. AAC shall have received such supporting documents as it may reasonably request to satisfy itself concerning the representations of Waugaman hereunder.

     (d) Other Waivers.  AAC shall have received all necessary waivers and
         -------------
consents to the issuances to Waugaman described herein.

     10.  Reporting Requirements Under Exchange Act.  When it is first legally
          -----------------------------------------
required to do so, the Company will register its Common Stock under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and will keep effective such registration and will timely file such information, documents and reports as the Securities and Exchange Commission (the "Commission") may require or prescribe under Section 13 of the Exchange Act. From and after the effective date of the first registration statement filed by such Company under the Act, such Company will (whether or not it may then be required to do so) timely file such information, documents and reports as the Commission may require or prescribe under Section 13 or 15(d) (whichever is applicable) of the Exchange Act. Immediately upon becoming subject to the reporting requirements of either Section 13 or 15(d) of the Exchange Act, the Company will forthwith upon request furnish Waugaman (i) a written statement by such Company that it has complied with such reporting requirements, (ii) a copy of the most recent annual or quarterly report of such Company, and (iii) such other reports and documents filed by the Company with the Commission as such Investor may reasonably request. The Company acknowledges and agrees that the purposes of the requirements contained in this Section 10 are to enable Waugaman to comply with the current public information requirement contained in Rule 144 under the Act should he ever wish to dispose of any of the Shares acquired by him hereunder without registration under the Act in reliance upon Rule 144 (or any other similar exemptive provision). In addition, the Company will take such other measures and file such other information, documents and reports, as shall hereafter be required by the Commission as a condition to the availability of Rule 144 under the Act (or any similar exemptive provision hereafter in effect).

     11.  Other Agreements, Rights and Obligations.
          ----------------------------------------

     (a) Upon execution of this Agreement and issuance of the shares of AAC Common Stock hereunder, Waugaman shall be deemed to have become a party to that certain Stock Purchase Agreement dated as of June 29, 1993, as amended by Amendment No. 1 thereto dated as of June 29, 1993 and by Amendment No. 2 thereto dated as of September 12, 1995, by and among AAC, Acme Acquisition Corp., Brentwood Acme Partners, L.P. and the other signatories thereto, solely with respect to Sections 9 through Section 23, inclusive, thereof. Waugaman specifically acknowledges that he will not be entitled to any rights under Sections 1 through 8, inclusive, of said Stock Purchase Agreement, as amended.

     (b) Waugaman shall have the benefit of the provisions of Article VII of the bylaws of Article VII of the bylaws of AAC, as in effect on the date of this Agreement. In furtherance thereof, AAC shall, to the maximum extent permitted by law, hold Waugaman harmless and indemnify Waugaman against expenses, judgments, fines, settlements and other amounts incurred in connection with any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative to which Waugaman was or is a party, or was or is threatened to be made a party, by reason of the fact that Waugaman is or was a director, officer, employee or agent of AAC or is or was serving at the request of AAC as a director, officer, employee or agent of another corporation or other organization or enterprise. This obligation to indemnify shall include, without limitation, the obligation of AAC to seek, in good faith and to the best of its ability, the authorization of its board of directors, of its shareholders and of the court in which such proceeding is or was pending, if such authorization is a prerequisite to such indemnification. In addition to the foregoing indemnification, in the event that AAC shall purchase and maintain directors and officers insurance for any of its existing or prior officers or directors, such insurance shall be made available to Waugaman on the same terms and in the same coverages available to any other officer or director.

     12.  Covenant Regarding 83(b) Election.  Waugaman hereby covenants and
          ---------------------------------
agrees that he will make an election pursuant to Treasury Regulation 1.83-2 with respect to the Shares and will furnish the Company with a copy of the form of election he has filed and evidence that such an election has been filed in a timely manner.

     13.  [intentionally left blank]

     14.  General Provisions.
          ------------------

     (a) Notices.  All notices, requests, consents and other communications
         -------
required or permitted hereunder shall be in writing and shall be deemed to have been duly given and made and served either by personal delivery to the person for whom it is intended or if deposited, postage prepaid, registered or certified mail, return receipt requested, in the United States mail as follows:

               (i) if to Waugaman, addressed to him at his address shown on the stock register maintained by the Company, or at such other address as he may specify by written notice to the Company, or

               (ii) if to the Company, at 14505 N. Hayden Road, Suite 322, Scottsdale, Arizona 85260, Attention: Chief Executive Officer, or at such other address as the Company may specify by written notice to Waugaman, with a copy to William M. Barnum, Jr. of Brentwood Associates, 11150 Santa Monica Boulevard, Suite 1200 Los Angeles, California 90025.

Each such notice, request, consent and other communication shall be deemed to have been given upon receipt thereof or, if sooner, five (5) days after such has been deposited as described above. The addresses for the purposes of this
Section 14(a), may be changed by giving written notice of such change in the manner provided herein for giving notice. Unless and until such written notice is received, the addresses provided herein shall be deemed to continue in effect for all purposes hereunder.

     (b) Choice of Law.  This Agreement shall be governed by and construed in
         -------------
accordance with the internal laws, and not the laws of conflicts of laws, of the State of Delaware.

     (c) Severability.  The parties hereto agree that the terms and provisions
         ------------
in this Agreement are reasonable and shall be binding and enforceable in accordance with the terms hereof and, in any event, that the terms and provisions of this Agreement shall be enforced to the fullest extent permissible under law. In the event that any term or provision of this Agreement shall for any reason be adjudged to be unenforceable or invalid, then such unenforceable or invalid term or provision shall not affect the enforceability or validity of the remaining terms and provisions of this Agreement, and the parties hereto hereby agree to replace such unenforceable or invalid term or provision with an enforceable and valid arrangement which in its economic effect shall be as close as possible to the unenforceable or invalid term or provision.

     (d) Parties in Interest.  All the terms and provisions of this Agreement
         -------------------
shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not.

     (e) Modification, Amendment and Waiver.  No modification, amendment or
         ----------------------------------
waiver of any provision of this Agreement shall be effective against the Company or Waugaman unless approved in writing, and, in the case of the Company, authorized by its Board of Directors. The failure at any time to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of any of the parties thereafter to enforce each and every provision hereof in accordance with its terms.

     (f) Integration.  This Agreement, together with the Schedules hereto,
         -----------
constitutes the entire agreement of the parties with respect to the subject matter hereof and thereof.

     (g) Headings.  The headings of the sections and paragraphs of this
         --------
Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

     (h) Counterparts.  This Agreement may be executed in any number of
         ------------
counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                     RSC RENTAL SERVICE CORPORATION
                                     (formerly ACME ACQUISITION HOLDINGS CORP.)



                                     By: /s/ MARTIN R. REID
                                         --------------------------
                                         Martin R. Reid
                                         Chief Executive Officer


                                     /s/ DOUGLAS A. WAUGAMAN
                                     ------------------------------
                                     Douglas A. Waugaman
                                     P.O. Box 14948
                                     Scottsdale, Arizona  85267

                                  SCHEDULE I

                                    No. Shares of Common
                                    Stock to be Purchased   Payment
                                    ---------------------   -------
RSC Rental Service Corporation                242            $2.42

                                    Annex A

              VESTING, REPURCHASE AND OTHER PROVISIONS GOVERNING
                           WAUGAMAN'S VESTING STOCK
                           ------------------------

          This Annex A sets forth the Performance Criteria, detailed vesting provisions and vesting examples with respect to the accelerated vesting of ETA Stock to be acquired by Douglas A. Waugaman ("Waugaman" or "Executive") pursuant to the Stock Purchase Agreement dated as of October 4, 1995 between the Company and Waugaman (the "Agreement"). Capitalized terms used herein and not defined have the meanings ascribed to them in the Agreement.

          As stated in Section 2(b) of the Agreement, fifty percent (50%) of the ETA Stock shall become eligible for accelerated vesting at the end of each of the fiscal years ending December 31, 1996 and 1997 (each installment of ETA Stock when it becomes eligible for accelerated vesting being referred to as the "Eligible ETA Stock").

          On January 1 of each calendar year of the term of the Agreement (commencing with calendar year 1996) or as soon as practicable thereafter, the Board of Directors of the Company (the "Board") shall approve and deliver to Waugaman, written performance targets that the Board believes realistically reflect the Company's expectations for the financial performance and/or corporate achievements of the Company for the coming calendar year ("Performance Targets").

          In addition to, or in place of, earnings targets, the Performance Targets may include management objectives (e.g. acquisitions, divestitures, etc.) and percentage growth targets for revenues and earnings. The Board will attempt in good faith to adopt Performance Targets that are realistic, achievable and subject to the Executive's influence in light of the Company's history, prospects, and existing cash flow and creditworthines. In the event of multiple Performance Targets, the Board shall allocate a portion of the year's ETA Stock with respect to each, according to its judgment.

          After approval by the Board, Performance Targets for any year shall not be changed absent written agreement by the Executive; provided, however, that the Board may waive any or all Performance Targets at any time if, in its judgement, the circumstances and the performance of the Executive so warrant.

          The total ETA Stock to vest in any calendar year shall be as set forth in the table below:


      Percentage of                                Percentage of
      Performance Targets                          ETA Stock to Vest
      ---------------------                        -----------------
      (greater than) 85.00%                                 0%
                     88.75%                                25%
                     92.50%                                50%
                     96.25%                                75%
        (less than) 100.00%                               100%

          Vesting between the percentages listed in the table above will be linearly interpolated.

          If the Company fails to achieve the percentage of Performance Targets required to vest 100% in any one year, but in the immediately following year the Company achieves a performance level that exceeds that year's Performance Targets, Waugaman may add the dollar amount by which the Company's performance exceeds the Performance Targets in such year to the actual performance for the year immediately prior thereto and vest the additional ETA Stock that would have vested in that prior year with the addition of the amount carried back. Such vesting for the earlier year is referred to herein as "Catch Up Vesting".

                                    Annex B
                                    -------

                           JOINT ESCROW INSTRUCTIONS

                          Dated as of October 4, 1995


Mark Kimura
Brentwood Associates
11150 Santa Monica Boulevard
Los Angeles, California  90025

          Joint Escrow Instructions
          -------------------------

Dear Mr. Kimura:

          As Escrow Agent for RSC Rental Service Corporation(the "Company") and the undersigned holder of common stock, par value $.01 per share, of the Company ("Stockholder"), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Stock Purchase Agreement (the "Agreement") dated as of October 4, 1995, to which a copy of these Joint Escrow Instructions is attached as Annex B, in accordance with the following instructions:

          1. Promptly after the closing under the Agreement, the Company shall deliver to you a certificate or certificates representing the shares which are subject to these Joint Escrow Instructions and all other documents that are necessary for you to fulfill your duties hereunder. In the event the Company, or any assignee of the Company (referred to collectively herein as the "Company"), shall elect to exercise the Purchase Option (as defined and described in the Agreement), the Company shall give to Stockholder and you a written notice specifying the number of shares of stock to be purchased, the purchase price and the time for a closing hereunder at the principal office of the Company, which time shall not be less than thirty days after the date of such written notice. Unless you shall have received written notice from Stockholder at least five (5) days prior to the date specified for the closing objecting to consummation of the transaction, Stockholder and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice including prompt delivery of the stock certificate(s) representing the shares purchased. Any objecting notice from Stockholder shall set forth in reasonable detail the basis for his objections, but his failure to do so shall not affect your duties hereunder.

          2. At the closing you are directed to (i) date a stock certificate assignment form or forms necessary for the transfer in question, (ii) fill in the number of shares being transferred and (iii) deliver same together with the certificate or certificates evidencing the shares to be transferred to the Company, against the simultaneous delivery to you of the purchase price for the number of shares of stock being purchased pursuant to the exercise of the Purchase Option. Promptly after the closing, the Company shall deliver to you a certificate or certificates representing the shares which remain subject to these Joint Escrow Instructions.

          3. Stockholder does hereby irrevocably constitute and appoint you as his attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and complete any transaction herein contemplated, including but not limited to any required filings with all other governmental or regulatory bodies.

          4. This escrow shall terminate upon termination of all vesting opportunities for all Shares and the termination of the Purchase Option under the Agreement. Within ten (10) days after the date of vesting under Section 2 of the Agreement, the Company shall notify you and Stockholder in writing of the number of shares which have vested on that date. Within twenty (20) days after your receipt of such notice, you shall deliver to Stockholder a certificate or certificates evidencing the shares which have so vested. On the later of ninety
(90) days after any exercise of the Purchase Option, you shall deliver to Stockholder a certificate or certificates representing the number of shares of stock not theretofore repurchased by the company pursuant to such exercise of the Purchase Option (less such shares as have been previously delivered).

          5. If at the time of termination of this escrow you should have in your possession any documents, securities or other property belonging to Stockholder, you shall deliver all of same to Stockholder and shall be discharged from all further obligations hereunder. The Company hereby authorizes you at any time and from time to time after the first anniversary of the Closing Date (as defined in the Agreement) to comply with a written request from Stockholder, a copy of which you shall deliver to the Company, and unless the Company shall have given you written notice of its objection to such request within thirty (30) days following its receipt thereof, to deliver to Stockholder a certificate for that many shares of stock as have become vested in accordance with the terms of the Agreement (less such shares as have been previously delivered).

          6. Your duties hereunder may be altered, amended, modified or revoked only by a writing by all of the parties hereto.

          7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in acting or refraining from acting in reliance upon any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Stockholder while acting in good faith and in the exercise of your own good judgment, and any act done or omitted by you pursuant to the advice of your own independent attorneys shall be conclusive evidence of such good faith.

          8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees or any court. If you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such obedience or compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside vacated or found to have been entered without jurisdiction.

          9. You shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

          10. You shall be entitled to employ such independent legal counsel and other experts as you may deem necessary properly to advise in connection with your obligations hereunder, may rely upon the advice of such counsel and may pay such counsel reasonable compensation therefor.

          11. Your responsibilities as Escrow Agent hereunder shall terminate on the thirtieth day following receipt by the parties of your written notice of resignation. In the event of any such termination, the Company and Stockholder shall appoint by mutual agreement a successor Escrow

Agent. In the absence of such an agreement, you may retain or interplead the Shares in a court of competent jurisdiction.

          12. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

          13. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

          14. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten (10) days' advance written notice to each of the other parties hereto.

          Company:       RSC Rental Service Corporation
                         c/o Brentwood Associates
                         11150 Santa Monica Boulevard
                         Suite 1200
                         Los Angeles, California  90025
                         Attn:  William M. Barnum, Jr.

          Stockholder:   Notices to Stockholder shall be sent to the address set
                         forth below Stockholder's signature in the Agreement.

          Escrow Agent:  Mr. Mark Kimura
                         Brentwood Associates
                         11150 Santa Monica Boulevard
                         Suite 1200
                         Los Angeles, California  90025

          15. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of these Joint Escrow Instructions; you do not become a party to the Agreement.

          16. All liabilities, losses, costs, fees and disbursements incurred by you in connection with the performance of your duties hereunder, including without limitation the compensation paid pursuant to paragraph 10 hereof, shall be borne by the applicable Company, and the Company, severally and not jointly, hereby agrees to indemnify and hold you free and harmless in respect of all claims, actions, demands, liabilities, losses, costs, fees and expenses incurred by you in the performance of your duties hereunder with respect to such Company; provided, however, that this indemnity shall not extend to conduct which has been determined, by a final judgment of a court of competent jurisdiction, to have been grossly negligent or to have constituted intentional misconduct.

          17. This instrument shall be governed by and construed in accordance with the internal laws, and not the laws of conflict of law, of the State of Delaware.

          18. This instrument shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                                    Very truly yours,

                                    RSC RENTAL SERVICE CORPORATION


                                    By:  _________________________
                                          Martin R. Reid
                                          Chief Executive Officer

STOCKHOLDER:


________________________
Douglas A. Waugaman



ESCROW AGENT:


_________________________
Mark Kimura

                                    Annex C
                                    -------

                     ASSIGNMENT SEPARATE FROM CERTIFICATE

          FOR VALUE RECEIVED and pursuant to that certain Stock Purchase Agreement dated as of October 4, 1995 (the "Agreement"), the undersigned hereby sells, assigns and transfers unto Mark Kimura as Escrow Agent all rights and interests in ___________________ shares of Common Stock of RSC Rental Service Corporation. (the "Company"), a Delaware corporation, represented by Stock Certificate No. _______________ herewith (the "Certificate"), which Certificate was deposited by the undersigned with the Escrow Agent pursuant to the Joint Escrow Instructions (as defined in the Agreement) among the undersigned, the Company and such Escrow Agent, such Certificate standing in the undersigned's name on the books of the Company.

          The undersigned does hereby irrevocably constitute and appoint the Escrow Agent attorney to transfer such Common Stock on the books of the Company, with full power of substitution in the premises.

Dated: _______________________



                                             --------------------------
                                             Douglas A. Waugaman

                                      C-1